Exhibit (16)
POWER OF ATTORNEY
HIGHLAND CREDIT STRATEGIES FUND, a Delaware statutory trust (the “Fund”), and each of its undersigned officers and trustees hereby nominates, constitutes and appoints R. Joseph Dougherty, M. Jason Blackburn and Michael Colvin (with full power to each of them to act alone) its/his true and lawful attorney-in-fact and agent, for it/him and on its/his behalf and in its/his name, place and stead in any and all capacities, to make, execute and sign any and all Registration Statements of the Fund on Form N-14, all Pre-Effective Amendments to any Registration Statements of the Trust, any and all subsequent Post-Effective Amendments to said Registration Statements, and any and all supplements or other instruments in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and the securities regulators of the appropriate states and territories, and generally to do all such things in its/his name and on its/his behalf in connection therewith as said attorney deems necessary or appropriate to comply with the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act of 1940, all related requirements of the Securities and Exchange Commission and of the appropriate state and territorial regulators, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney lawfully could do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, HIGHLAND CREDIT STRATEGIES FUND has caused this power of attorney to be executed in its name by its President, and attested by its Secretary, and the undersigned officers and trustees have hereunto set their hands and seals as of this 18th day of December 2008.

HIGHLAND CREDIT STRATEGIES FUND
By:	/s/ James D. Dondero
James D. Dondero
Chief Executive Officer and President

ATTEST:

/s/ M. Jason Blackburn M. Jason Blackburn,
Secretary
[Signatures Continued on Next Page]

Signature	Title
/s/ R. Joseph Dougherty R. Joseph Dougherty	Trustee and Senior Vice President
/s/ Timothy Hui Timothy Hui	Trustee
/s/ Scott Kavanaugh Scott Kavanaugh	Trustee
/s/ James F. Leary James F. Leary	Trustee
/s/ Bryan A. Ward Bryan A. Ward	Trustee
/s/ M. Jason Blackburn M. Jason Blackburn	Chief Financial Officer, Treasurer and Secretary